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                                Exhibit (99.2)
                     Press Release dated December 10, 2001

    RAVISENT Completes Acquisition of eMation; Company Focused on Growing
                   Market for Device Relationship Management


MALVERN, Pa., Dec 10, 2001 (BUSINESS WIRE) -- RAVISENT Technologies (NASDAQ:
RVST) today announced the completion of its previously announced acquisition of eMation, Ltd. for approximately 8 million shares of common stock.

RAVISENT also assumed approximately $5 million of eMation net debt.

"This acquisition provides the opportunity to dramatically expand our business and create significant shareholder value," stated RAVISENT's Chairman & CEO, Robert M. Russell Jr. "The eMation acquisition leads the way for the company to enter the Device Relationship Management (DRM) market with innovative products that help businesses all over the world use real-time information to improve their operations, products, customer relationships, and profit margins. The transformative power of DRM is undeniable and we believe eMation has the momentum and proven solutions to form the foundation of a lasting business within a large, ready market."

"Together we are uniquely positioned to take full advantage of this market opportunity, with the leadership team, technology, talent, intellectual property, and corporate resources in place," said Dale E. Calder, President and CEO of eMation. "Our momentum continues to increase and the combined strength of the two companies will allow us to expand product and service offerings and accelerate our adoption by new customers and markets."

For more than a decade, eMation has been an innovative provider of Internet-based solutions that extract information from intelligent devices and make it available to people and business systems. The eMation DRM(TM) Device Relationship Management system is a distributed software solution that lets businesses use the Internet to remotely monitor, manage and service devices and systems of all types. The technology has been adopted across multiple industries by such leading companies as Varian Medical Systems, Toshiba, Scitex, PRI Automation, SHINKAWA, Beckman Coulter and Air Liquide. DRM significantly reduces field service costs while simultaneously improving customer satisfaction and delivering ROI within a matter of months.

    About RAVISENT Technologies
RAVISENT is a software, services, and intellectual property licensing company providing software solutions and technology to OEMs and Enterprises. RAVISENT helps the world's most highly regarded companies use the Internet to tap the value of real-time information to optimize their business operations. The company serves Global 2000 companies worldwide in multiple markets including Industrial and Building Automation, Technology, Medical Instrumentation, Office and Semiconductor Equipment industries through sales and services offices in the US, Europe, Israel, and Japan, and distribution partners worldwide. RAVISENT's Digital Media Division provides digital audio and video software solutions and technology to industry leading PC OEMs, empowering them to deliver highly competitive, cost-effective products with a strong time-to-market advantage. More information about RAVISENT is available at www.ravisent.com.

More information about eMation and Device Relationship Management is available at www.emation.com.

This press release may contain certain forward-looking statements that relate to RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: RAVISENT's ability to achieve any benefits from the eMation acquisition; RAVISENT's operations may be adversely affected by the eMation acquisition; uncertainties regarding RAVISENT's stock repurchase program; the viability of DRM technology; the potential for growth in the pervasive computing market; RAVISENT's recent change in its business model; RAVISENT and eMation have each had limited operating histories, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, and product delays; the long sales cycle for eMation products; limited distribution channels; the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel; the potential for defects in products; risks from international operations, its ability to raise capital in the future; competition; its ability to manage technological change and respond to evolving industry
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standards; and government regulation. Investors are advised to read RAVISENT's
Annual Report on Form 10-K and quarterly reports on Form 10-Q and Forms 8-K and the company's proxy statement filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties.

    Copyright 2001 Ravisent Technologies. All rights reserved.
CONTACT:          RAVISENT Technologies, Malvern
                  Idalia Rodriguez, Investor Relations, 610/407-7345 irodriguez@ravisent.com


    "Safe Harbor" Statement under the Private Securities Litigation